AudioEye to Participate in Roth Conference March 13, to Hold 2017 Results Conference Call on March 15

TUCSON, Ariz., March 8, 2018 /PRNewswire/ -- AudioEye, Inc. (OTCQB: AEYE) ("AudioEye" or the "Company"), the leader in cloud-based software-as-a-service (SaaS) digital content accessibility solutions, today announced that it will release financial results for the fourth quarter and fiscal year ended December 31, 2017, on Tuesday, March 13, 2018 before the market open. CEO Todd Bankofier will also host investor meetings that day, at the 30th Annual ROTH Conference in Dana Point, California. The company will subsequently conduct a conference call to review its latest results on Thursday, March 15 at 1:00 p.m. ET.

The company previously announced revenue growth of 172% for 2017, to more than $2.7 million compared with $994,000 in 2016. Bookings for 2017 were a Company record $6.3 million across more than 470 user accounts, an increase of 232% from cash contract bookings of $1.9 million for 2016. For 2018, AudioEye expected continued rapid growth in its business, leading to revenue between $6.5 million and $7.5 million and cash contract bookings between $11 million and $12 million for the year.

Interested parties in the United States can access the live call on March 15th by dialing 844-839-2190; interested parties outside the United States can access the call by dialing +1- 412-717-9618. Callers should dial in at least 5 minutes prior to the call start time.

A replay of the conference call will be available until March 22, 2018, by calling 877-344-7529 from the United States or +1-412-317-0088 from outside the United States and entering conference ID number 10117927.

About AudioEye, Inc.
AudioEye is a technology company serving businesses committed to providing equal access to their digital content. Through patented technology, subject matter expertise and proprietary processes, AudioEye is transforming how the world experiences digital content.

Leading with technology, AudioEye identifies and resolves issues of accessibility and enhances the user experience, making digital content more accessible and more usable for more people.

AudioEye's common stock trades on the OTCQB under the symbol "AEYE." The Company maintains offices in Tucson, Atlanta and Washington D.C. For more information about AudioEye and its online accessibility solutions, please visit https://www.audioeye.com.

Forward-Looking Statements
Any statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the risk that the Company's bookings will not increase as currently expected or at all, the risk that the Company's cash position will not improve or will worsen, the risk that the Company's current capitalization plan will not provide the Company with sufficient cash to address its current or future needs or will otherwise not be successful, the risk that the Company's products will not perform as expected and the risk that the Company's products will not generate significant, or any, revenue for the Company. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

For Further information, please contact:
Matt Kreps, Darrow Associates Investor Relations
Email: mkreps@darrowir.com
Phone: (214) 597-8200

Todd Bankofier, AudioEye Chief Executive Officer
Email: tbankofier@AudioEye.com
Phone: (520) 308-6140